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                                                                      EXHIBIT 4e

                       21ST CENTURY TELECOM GROUP, INC.
                        ISP EMPLOYEE STOCK OPTION PLAN

1.   Establishment and Purpose

     21st Century Telecom Group, Inc., an Illinois corporation (the
"Company"), hereby establishes the 21st Century Telecom Group, Inc. ISP
Employee Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage those employees of the Company and its Affiliates who were formerly employees of EnterAct, L.L.C. prior to its merger with and into an Affiliate of the Company, to acquire a proprietary interest in the growth and performance of the Company and to generate an increased incentive to contribute to the long-term success and prosperity of the Company.

2.   Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

     (b) "Award" shall mean any nonstatutory stock option granted under the Plan, which option is not intended to qualify as an "incentive stock option" within the meaning of Code section 422.

     (c)  "Board" shall mean the Board of Directors of the Company.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) "Common Stock" shall mean shares of common stock of the Company, no par value per share.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" of a share of the Company's Common Stock for any purpose on a particular date shall be determined in a manner such as the Administrator shall in good faith determine to be appropriate. Notwithstanding the foregoing, in the event the Common Stock shall become registered under
Section 12(b) of the Exchange Act, then thereafter the Fair Market Value of the Company's Common Stock for any purpose on a particular date shall mean the average of the closing prices, regular way, on the ten trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the ten-day average quoted price, or if the Common Stock is not so quoted, the ten-day average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the ten-day average of the closing bid and asked prices, regular way, as furnished by a professional market maker


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making a market in the Common Stock as selected in good faith by the
Administrator or by such other source or sources as shall be selected in good faith by the Administrator. As used herein, the term "trading day" shall mean a day on which public trading of securities occur and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

     (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.   Administration

     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan and prescribe Grant Agreements evidencing such Awards.

     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); and (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

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     (e)  Indemnification.  To the maximum extent permitted by law by the
Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.


     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee or director of the Company, and their respective successors in interest.

4.   Shares Available for the Plan

     Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 98,703 shares of Common Stock. The Company shall reserve such number of shares of Common Stock for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards of that Series under the Plan.

5.   Participation

     Participation in the Plan shall be open to all employees, officers, and directors of the Company, or of any Affiliate of the Company, who were employees of EnterAct, L.L.C. on February 26, 1999, as may be selected by the Administrator from time to time.

6.   Awards

     The Administrator may from time to time grant Awards to eligible participants. Subject to the provisions of this Plan, the Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan, including without limitation the exercise price, the vesting provisions, the periods of exercisability following termination of employment, and the term of the Award. Awards may be granted with an exercise price above, below, or equal to Fair Market Value at the time of grant, in the Administrator's sole discretion. All Awards are subject to the terms and conditions provided in the Grant Agreement. Prior to the exercise of an Award and delivery of the share certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Award.

7.   Miscellaneous

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to

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the Company or its Affiliate of such tax obligations is made in shares of Common
Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

     (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Transferability. Except as otherwise determined by the Administrator, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or equity of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     (f) Stock Restriction Agreement. As a condition precedent to the grant of any Award under the Plan or the exercise pursuant to such an Award or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a Stock Restriction Agreement of the Company in such form as the Administrator may determine from time to time.

     (g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

     (h) Non-Guarantee of Employment. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

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     (i)  Compliance with Securities Laws; Listing and Registration. The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. No Award granted under the Plan shall be exercisable unless the exercise of such Award and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under each such Act, and the requirements of any stock exchange or Nasdaq upon which the shares of Common Stock may then be listed or reported, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws.

     (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the company.

     (k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and laws of the State of Illinois, without regard to its conflict of laws principles.

     (l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: February 16, 1999

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